    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1998

                                                   REGISTRATION NO. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             HARBINGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         GEORGIA                                          58-1817306
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

                           1277 LENOX PARK BOULEVARD
                               ATLANTA, GA  30319
                                 (404) 467-3000
       (Address of Registrant's principal executive offices, including zip code and telephone number, including area code)

                         ------------------------------

                 HARBINGER CORPORATION 1996 STOCK OPTION PLAN,
    AMENDED AND RESTATED  HARBINGER CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                                      AND
     AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                             (Full title of Plans)

                         ------------------------------

                           LOREN B. WIMPFHEIMER, ESQ.
                            DIRECTOR OF LEGAL AFFAIRS
                              HARBINGER CORPORATION
                            1277 LENOX PARK BOULEVARD
                                ATLANTA, GA 30319
                                 (404) 467-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                         Proposed Maximum      Proposed Maximum          Amount of
Title of Securities    Amount to be      Offering Price Per    Aggregate Offering    Registration Fee
  to be Registered     Registered            Share (1)             Price (1)              (1)

COMMON STOCK,
$.0001 PAR VALUE
PER SHARE            1,387,500 SHARES           $8.59           $11,918,625             $3,516.00
=========================================================================================================

------------------

(1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on August 14, 1998.


================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the Registration Statement on Form S-8 (File No. 33-96774) filed by Registrant on September 8, 1995, the Registration Statement on Form S-8 (File No. 333-03247) filed by Registrant on May 7, 1996, the Registration Statement on Form S-8 (File No. 333-30219) filed by Registrant on June 27, 1997, and the Registration Statement on Form S-8 (File No. 333-42959) filed by Registrant on December 22, 1997 are hereby incorporated by reference into this Registration Statement. The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

      (i) Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998;

      (ii) The Proxy Statement dated April 1, 1998, filed with the Commission on March 30, 1998;

      (iii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and June 30, 1998, filed with the Commission on May 15, 1998 and July 14, 1998, respectively;

      (iv) Current Reports on Form 8-K filed with the Commission on January 2, 1998; on February 24, 1998; and on May 27, 1998; and

      (v) The description of the common stock, $.0001 par value per share of the Registrant ("Common Stock") included in Harbinger's Registration Statement on Form 8-A filed with the Commission on June 22, 1995 (as amended by Form 8-A/A filed with the Commission on August 21, 1995).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Harbinger Corporation, 1277 Lenox Park Boulevard, Atlanta, Georgia 30319, telephone number (404) 467-3000.

ITEM 8. EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:



      Exhibit No.                       Description
      -----------                       -----------

         4.1      Amended and Restated Articles of Incorporation of Harbinger
                  Corporation (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
                  33-93804) dated August 22, 1995).

         4.2      Amended and Restated Bylaws of Harbinger Corporation
                  (Incorporated by reference to Exhibit 3.2 to the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1996).

         5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered.

         23.1     Consent of KPMG Peat Marwick LLP.

         23.2     Consent of PriceWaterhouseCoopers

         23.3     Consent of Ciulla, Smith & Dale, LLP.

         23.4     Consent of Morris Manning & Martin, L.L.P. (included in
                  Exhibit 5.1).

         24       Power of Attorney (included at Page 5 of this Registration
                  Statement).

         99.1     Third Amendment to the Harbinger Corporation 1996 Stock Option
                  Plan (Incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 1998).

         99.2     Second Amendment to the Amended and Restated Harbinger
                  Corporation Employee Stock Purchase Plan (Incorporated by reference to Exhibit 99.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

         99.3     Fourth Amendment to the Harbinger Corporation Amended and
                  Restated 1993 Stock Option Plan for NonEmployee Directors
                  (Incorporated by reference to Exhibit 99.3 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1998).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of August, 1998.

                              HARBINGER CORPORATION


                              By:   /s/ David T. Leach
                                    -------------------------------
                                    David T. Leach
                                    Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints C. Tycho Howle, David T. Leach and/or Joel G. Katz, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ C. Tycho Howle                  Chairman of the Board                       August 20, 1998
--------------------------
C. Tycho Howle

/s/ David T. Leach                  Chief Executive Officer and Director        August 20, 1998
--------------------------          (Principal Executive Officer)
David T. Leach

/s/ James C. Davis                  Chief Operating Officer, President          August 20, 1998
--------------------------          and Director
James C. Davis

/s/ Joel G. Katz                    Chief Financial Officer                     August 20, 1998
--------------------------          (Principal Financial Officer and Principal
Joel G. Katz                        Accounting Officer)


/s/ William D. Savoy                Director                                    August 20, 1998
--------------------------
William D. Savoy

/s/ William B. King                 Director                                    August 20, 1998
--------------------------
William B. King

/s/ Stuart L. Bell                  Director                                    August 20, 1998
--------------------------
Stuart L. Bell

/s/ Klaus Neugebauer                Director                                    August 20, 1998
--------------------------
Klaus Neugebauer

/s/ Ad Nederlof                     Director                                    August 20, 1998
--------------------------
Ad Nederlof

/s/ Benn R. Konsynski               Director                                    August 20, 1998
--------------------------
Benn R. Konsynski

/s/ John D. Lowenberg, Sr.          Director                                    August 20, 1998
--------------------------
John D. Lowenberg, Sr.

/s/ David Hildes                    Director                                    August 20, 1998
--------------------------
David Hildes

                                 EXHIBIT INDEX



       Exhibit No.                     Description
       -----------                     -----------
         4.1      Amended and Restated Articles of Incorporation of Harbinger
                  Corporation (Incorporated by reference to Exhibit 3.1 to the
                  Company's Registration Statement on Form S-1 (File No.
                  33-93804) dated August 22, 1995).

         4.2      Amended and Restated Bylaws of Harbinger Corporation
                  (Incorporated by reference to Exhibit 3.2 to the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1996).

         5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered.

         23.1     Consent of KPMG Peat Marwick LLP.

         23.2     Consent of PriceWaterhouseCoopers

         23.3     Consent of Ciulla, Smith & Dale, LLP.

         23.4     Consent of Morris Manning & Martin, L.L.P. (included in
                  Exhibit 5.1).

         24       Power of Attorney (included at Page 5 of this Registration
                  Statement).

         99.1     Third Amendment to the Harbinger Corporation 1996 Stock Option
                  Plan (Incorporated by reference to Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 1998).

         99.2     Second Amendment to the Amended and Restated Harbinger
                  Corporation Employee Stock Purchase Plan (Incorporated by reference to Exhibit 99.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

         99.3     Fourth Amendment to the Harbinger Corporation Amended and
                  Restated 1993 Stock Option Plan for NonEmployee Directors
                  (Incorporated by reference to Exhibit 99.3 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1998).